Exhibit 99.1

Zogenix Provides Corporate Update and Reports Second Quarter 2019 Financial Results

•	Agreement reached with U.S. FDA for resubmission of NDA for FINTEPLA® for the treatment of Dravet syndrome; resubmission expected in September

•	Enrollment complete for FINTEPLA global Phase 3 trial in Lennox Gastaut syndrome; top-line data anticipated in Q1 2020

•	Strengthened intellectual property position through notice of allowance for one U.S. patent application and the issuance of two new U.S. patents
EMERYVILLE, California, August 6, 2019—Zogenix, Inc. (NASDAQ: ZGNX), a global pharmaceutical company developing rare disease therapies, today announced financial results for the three and six months ended June 30, 2019, and provided a corporate update. The Company will host a conference call today, Tuesday, August 6, at 4:30 PM Eastern Time/1:30 PM Pacific Time.
“Following discussions with the U.S. Food and Drug Administration (FDA) we are very pleased to have a defined path for the resubmission of our New Drug Application (NDA) for FINTEPLA® for the treatment of seizures associated with Dravet syndrome,” said Stephen J. Farr, Ph.D., President and CEO of Zogenix. “We are on track to resubmit our NDA in September and remain focused on preparing for potential approval and U.S. commercial launch next year. In Europe, our Marketing Authorization Application (MAA) remains under review by the European Medicines Agency (EMA).”

“We were excited in the second quarter to complete enrollment for Study 1601, our global Phase 3 trial of FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome (LGS),” continued Dr. Farr. “We continue to anticipate top-line data for LGS in the first quarter of 2020.”

Corporate Update

•	FINTEPLA for the treatment of seizures associated with Dravet syndrome

◦	Following a Type A meeting with the FDA, Zogenix has a defined pathway for the resubmission of the FINTEPLA NDA for the treatment of seizures associated with Dravet syndrome

◦	NDA resubmission can proceed without Zogenix having to conduct the additional chronic toxicity studies noted in the Refusal to File letter received on April 5

◦	NDA resubmission on track for September 2019

◦	FINTEPLA MAA under review by EMA in Europe

◦	Commercial preparations ongoing in the U.S. and Europe

•	FINTEPLA for the treatment of seizures associated with LGS

◦	Completed enrollment for, and randomized the last patient into the treatment period of, Study 1601, Zogenix’s Phase 3 trial of FINTEPLA in LGS

◦	Top-line safety and efficacy data anticipated in first quarter of 2020

•	FINTEPLA intellectual property position

◦	Strengthened intellectual property position through notice of allowance for one U.S. patent application and the issuance of two new U.S. patents

▪	Allowed patent application covers elements to assure the safe use of fenfluramine for epilepsy treatment

▪	Two issued patents cover the proprietary synthetic process used to manufacture fenfluramine
Second Quarter 2019 Financial Results

•
The Company recorded $1.1 million in revenue for the second quarter ended June 30, 2019, as a result of its March 2019 collaboration with Nippon Shinyaku Co., Ltd. for FINTEPLA in Dravet syndrome and LGS in Japan. Zogenix recorded no revenue for the corresponding period of 2018.

•
Research and development expenses for the second quarter ended June 30, 2019, totaled $27.1 million, up from $26.7 million in the second quarter ended June 30, 2018, as the Company concluded Phase 3 clinical trials in Dravet syndrome and expanded clinical trial activities related to its ongoing Phase 3 development program of FINTEPLA in LGS.

•	Selling, general and administrative expenses for the second quarter ended June 30, 2019, totaled $15.5 million, compared with $8.6 million in the second quarter ended June 30, 2018.

•
Net loss for the second quarter ended June 30, 2019, was $37.8 million, or a net loss of $0.89 per share, compared with a net loss of $29.0 million, or a net loss of $0.83 per share, in the second quarter ended June 30, 2018.

Six Months Ended June 30, 2019 Financial Results Compared to Six Months Ended June 30, 2018

•
The Company recorded $1.1 million in revenue for the six months ended June 30, 2019, as a result of its March 2019 collaboration with Nippon Shinyaku Co., Ltd. for FINTEPLA in Dravet syndrome and LGS in Japan. Zogenix recorded no revenue for the corresponding period of 2018.

•
Research and development expenses for the six months ended June 30, 2019, totaled $51.4 million, up from $49.7 million in the six months ended June 30, 2018, as the Company concluded Phase 3 clinical trials in Dravet syndrome and expanded clinical trial activities related to its ongoing Phase 3 development program of FINTEPLA in LGS.

•	Selling, general and administrative expenses for the six months ended June 30, 2019, totaled $26.4 million, up from $16.6 million in the six months ended June 30, 2018.

•
Net loss for the six months ended June 30, 2019, was $73.0 million, or a net loss of $1.72 per share, compared with a net loss of $59.2 million, or a net loss of $1.69 per share, in the six months ended June 30, 2018.

•	As of June 30, 2019, the Company had $463.0 million in cash, cash equivalents, and marketable securities, compared to $514.2 million at December 31, 2018.
Conference Call
Tuesday, August 6th @ 4:30pm Eastern Time/1:30pm Pacific Time
Toll Free:    877-407-9716
International:    201-493-6779
Conference ID:    13692262
Webcast:    http://public.viavid.com/index.php?id=135166

About Zogenix
Zogenix is a global pharmaceutical company committed to developing and commercializing transformative therapies to improve the lives of patients and their families living with rare diseases. The Company is preparing to resubmit its New Drug Application for its lead product candidate, FINTEPLA® (ZX008, fenfluramine) to the U.S. Food & Drug Administration for the treatment of seizures associated with Dravet syndrome, a rare and often-catastrophic infant-onset epilepsy that can include frequent and prolonged seizures and significant intellectual, behavioral, and motor disabilities. FINTEPLA® is under review by the European Medicines Agency and is in development in Japan, also for the treatment of Dravet syndrome, and is also in development globally for the treatment of Lennox-Gastaut syndrome.

Forward-Looking Statement
Zogenix cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include Zogenix’s expectations that it will re-submit the NDA for FINTEPLA in patients with Dravet syndrome in September 2019 and the potential acceptance by the FDA thereof; the timing and results of any decision regarding the NDA from the FDA or the MAA from the EMA; the potential timing of top-line data for Study 1601; the expected strengthening in Zogenix’s intellectual property position based on newly issued U.S. patents and the notice of allowance for a U.S. patent application; and FINTEPLA’s potential as a promising drug candidate and important new treatment option for the control of seizures in patients suffering from LGS. These statements are based on Zogenix’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in Zogenix’s business, including, without limitation: the timing of the resubmission of the NDA for FINTEPLA for the treatment of Dravet syndrome may be delayed; the FDA may refuse to accept the re-submitted NDA; the FDA may disagree that the existing safety and efficacy data is sufficient to approve the NDA; the FDA may require Zogenix to conduct the additional chronic toxicity studies noted in the Refusal to File letter, dated April 3, 2019, or other studies or information in connection with its review of the NDA; the timing of the data from Study 1601 of FINTEPLA in patients suffering from LGS could be delayed; the results of Study 1601 may differ from the results of prior clinical studies in LGS or may demonstrate adverse safety data compared to the prior Phase 3 clinical trials of FINTEPLA; the FDA may not agree with Zogenix’s interpretation of the results of the clinical trials of FINTEPLA; later developments with the FDA that may be inconsistent with feedback received at prior meetings with the FDA; additional data from Zogenix’s ongoing studies may contradict or undermine the data submitted in the NDA for FINTEPLA; the uncertainties associated with the clinical development and regulatory approval of product candidates such as FINTEPLA; unexpected adverse side effects or inadequate therapeutic efficacy of FINTEPLA that could limit approval and/or commercialization, or that could result in recalls or product liability claims; and other risks described in Zogenix’s prior press releases as well as in public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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CONTACTS:

Zogenix
Melinda Baker
Senior Director, Corporate Communications
+1 (510) 788-8732 | corpcomms@zogenix.com

Investors
Andrew McDonald
Founding Partner, LifeSci Advisors LLC
+1 (646) 597-6987 | Andrew@lifesciadvisors.com

Zogenix, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$50,788	$68,454
Marketable securities	412,180	445,733
Prepaid expenses	7,701	6,718
Other current assets	5,113	11,825
Total current assets	475,782	532,730
Property and equipment, net	10,141	2,870
Operating lease right-of-use assets	8,110	—
Intangible assets	102,500	102,500
Goodwill	6,234	6,234
Other noncurrent assets	1,850	3,997
Total assets	$604,617	$648,331
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	3,012	7,989
Accrued and other current liabilities	20,946	18,086
Deferred revenue, current	6,027	—
Current portion of operating lease liabilities	1,402	—
Current portion of contingent consideration	34,800	32,300
Total current liabilities	66,187	58,375
Deferred revenue, noncurrent	8,404	—
Operating lease liabilities, net of current portion	11,186	—
Contingent consideration, net of current portion	35,700	45,900
Deferred income taxes	17,425	17,425
Other long-term liabilities	—	3,830
Total liabilities	138,902	125,530
Commitments and contingencies
Stockholders’ equity:
Common stock	42	42
Additional paid-in capital	1,233,866	1,218,710
Accumulated deficit	(768,919)	(695,954)
Accumulated other comprehensive income	726	3
Total stockholders’ equity	465,715	522,801
Total liabilities and stockholders’ equity	$604,617	$648,331

Zogenix, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Collaboration revenue	$1,069	$—	$1,069	$—
Operating expenses:
Research and development	27,096	26,741	51,448	49,721
Selling, general and administrative	15,459	8,577	26,377	16,647
Change in fair value of contingent consideration	(700)	(2,500)	2,300	(2,500)
Total operating expenses	41,855	32,818	80,125	63,868
Loss from operations	(40,786)	(32,818)	(79,056)	(63,868)
Other income (expense):
Interest income	2,983	1,029	6,139	1,862
Other income (expense)	40	2,950	(48)	2,987
Total other income	3,023	3,979	6,091	4,849
Net loss from continuing operations	(37,763)	(28,839)	(72,965)	(59,019)
Loss from discontinued operations, net of tax	—	(198)	—	(198)
Net loss	$(37,763)	$(29,037)	$(72,965)	$(59,217)
Net loss per share, basic and diluted:
Continuing operations	$(0.89)	$(0.82)	$(1.72)	$(1.68)
Discontinued operations	—	(0.01)	—	(0.01)
Total	$(0.89)	$(0.83)	$(1.72)	$(1.69)

Weighted average common shares used in the calculation of basic and diluted net loss per common share	42,458	35,355	42,348	35,099